SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2005

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

3000 Marcus Avenue

Suite 3W4

New Hyde Park, NY

11042

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

516-488-5400

Commission File Number: 000-33065

 (Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to announce that we have been informed by the exploration contractor of the following regarding permitting of the Lucky Boy Uranium Prospect:  “Good news received today regarding relatively straightforward process required to gain drilling permit for Lucky Boy. Project area is on BLM land administered by Tucson Resource Office. I have worked with geologist, who heads this office in years past. He has worked on many mining related projects. Unlike the Forest Service, which requires a Plan of Operations with an environmental assessment, the BLM will review the Lucky Boy under an Exploration Notice. This applies to projects with under 5 acres disturbance. Since we expect to use existing roads, we will easily fall within this designation. Once Notice is submitted, BLM agency personnel have 15 days to do a field review. If any significant cultural or biological issues come up, maximum review time indicated is about 45 days. Again, since we will be using existing roads, bonding requirements for reclamation should be reasonable.”

Currently, we have been informed by the exploration contractor that the initial phase of sampling has been completed on the Lucky Boy Uranium Prospect in Arizona.  These samples have been shipped to the SGS laboratories in Toronto for analysis. It is anticipated that these samples should be back within 1-4 weeks.   Drill targets will be determined by Dr. J.H. Montgomery, the Qualified Person overseeing the project. Fred Brost P.Eng. of Mining and Environmental Consultants Inc., Phoenix, AZ., will initiate the application process concurrent with this work and in anticipation of an early fall drill program.

Bradley Rudman, our president stated, “This is great news regarding the permitting on the property.  It is clear that the team we have put in place is capable of enabling GPTC to fully exploit this high potential uranium prospect.  Not only does GPTC have this uranium prospect moving forward, but we are days away from anticipated permitting on the Gold View Gold Prospect in Nevada.  The third quarter is going to be a very active one for GPTC.”

According to our joint venture partner on the Gold View Property, the geochemical survey has identified gold anomalies in association with major structural intersections identified in the geophysical survey.  Our joint venture partner has submitted permits for a ten hole drill program consisting of ten reverse circulation drill holes (of which an initial four holes will be drilled), averaging 800 feet deep to test the most significant anomalies. Approval for these permits is expected shortly.  Barring any unforeseen issues, drilling is scheduled to commence within 30 days.

The Gold View Property is located in the Cortez trend of Nevada, approximately 3 miles east of the Tonkin Springs deposits (650,000 ounces of gold), and consists of approximately 1,450 acres (587 hectares) containing 76 unpatented lode claims.

To receive timely updates and information on any future developments as they occur please email us at info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Bradley Rudman

__________________________________

Bradley Rudman

President, Chief Financial Officer & Director

Date:         August 25, 2005